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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Special Value Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 26 to Registration Statement No. 2-60836 of our report dated May 14, 1999 appearing in the annual report to shareholders of Merrill Lynch Special Value Fund, Inc. for the year ended March 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
July 21, 1999